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                                                                    EXHIBIT 10.6

September 27, 1996 (3:59PM)

                        SETTLEMENT AGREEMENT AND RELEASE

         This Settlement Agreement and Release (this "Agreement") is entered into as of September 27, 1996, by and between:

                  (a) The following parties, on one hand, referred to herein as "Plaintiff":

                      John R. King

                  (b) The following parties, on the other hand, collectively referred to herein as "Defendants":

                      StarTronix International, Inc., formerly known as
                  Gold Express Corporation ("GEC")

                      Robert Sterling

                                    RECITALS


         A. Disputes have arisen between Plaintiff and Defendants in various contexts, primarily related to matters arising out of Plaintiff's former employment with GEC.

         B. The disputes have resulted in the filing of an arbitration proceeding. On May 22, 1996 a panel of arbitrators awarded King a total of $155,014 less a $3,600 set-off for a total of $151,414.

         C. On August 15, 1996, pursuant to a motion filed by Plaintiff, the District Court for Arapahoe County in Civil Action No. 94 CV 668, John R. King
v. Gold Express Corporation and Robert Sterling, confirmed the arbitration award, making it a judgment (the "Judgment") in favor of Plaintiff. The foregoing action is referred to herein as the "Litigation". The above-referenced disputes may result in other litigation absent this Agreement.

         D. Plaintiff and Defendants desire to settle all of their respective disputes and controversies, including those asserted in the Litigation, and all matters pending between them, and hereby agree to the following satisfaction of this judgment.


                                    AGREEMENT

         1. Settlement. This Agreement shall be effective immediately upon the execution of this Agreement by all parties hereto, and delivery to counsel for the respective parties of such executed copies and the additional documents required to be delivered hereunder. This Agreement shall constitute a full and


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final settlement of all claims, demands, disputes and controversies between the parties hereto.

         2. Consideration.

                  (a) No later than three business days from receipt by GEC or its counsel of a copy of this Settlement Agreement duly executed by Plaintiff, GEC will pay to Plaintiff the gross amount of $75,000, by check payable jointly to Brauer, Buescher and John R. King. Of that amount, $46,014 will be considered the payment for loan reimbursement, reimbursable expenses, interest, attorney's fees and filing and service fees as set forth in the arbitration award. No taxes will be withheld from any of those payments. In January 1997 GEC will provide an IRS Form 1099 to Plaintiff in the amount of $39,814 which represents the interest and attorneys' fees portion of this payment. Of the $75,000 payment, $28,986 will be considered back wages and will be subtracted from the amount of back wages owed pursuant to the award less the $3,600 offset. From the $28,986 payment GEC will deduct and pay to appropriate state and federal taxing authorities 28% for federal withholding tax, 5% for Colorado withholding tax and Plaintiff's share of FICA tax. GEC shall pay the employer's share of FICA tax on this amount. In January 1997 Plaintiff will receive a W-2 in the amount of $28,986.

                  (b) The balance due under the Judgment, consisting of the principal sum of $76,414, will be paid and discharged by the issuance to Plaintiff of 110,000 shares of the common stock of GEC. Such stock shall be unregistered stock, and Plaintiff shall sign and deliver to GEC, concurrently with execution and delivery of this Agreement, an Investment Agreement in the form of Exhibit "A" attached hereto. Such stock may, at plaintiff's option, be issued in multiple certificates, but all certificates shall be legended as restricted stock and shall be subject to a stop transfer order placed with GEC's stock transfer agent until such time as the restrictions on transferability thereof have been lifted. The parties acknowledge that this stock transfer represents payment for back wages under the arbitration award and Judgment. At the time the restrictions are removed from the stock, the money (up to a maximum of $76,414) will become taxable wages to Plaintiff. At that time, GEC will make timely payment to the appropriate tax authorities its share of the FICA tax. GEC shall also withhold and pay all Federal and State withholding taxes, including Plaintiff's share of FICA, due on the value of the stock up to $76,414. In order to fund such withholding, GEC will retain 55715 shares out of the stock issued to Plaintiff hereunder in GEC's name but for the account of Plaintiff. That amount is based on withholding estimated at 28% FIT, 5% Colorado SIT, 7.65% FICA & Medicare (employee's share), and 10% for errors and increases. GEC is hereby authorized and directed to adjust State or Federal income tax withholding if and to the extent


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         necessary to meet legal withholding requirements within the limits of funds available from the 55715 shares retained. At such time as the restrictions on Plaintiff's shares in GEC lapse, GEC may demand payment in cash from Plaintiff of the withholding taxes due and, upon payment thereof, release to Plaintiff and reissue in Plaintiff's name, the unrestricted shares of GEC common stock so held. Upon failure of Plaintiff to tender to GEC the necessary amount of withholding, GEC shall be entitled to sell for Plaintiff's account so much of such stock as is reasonable and appropriate to generate sufficient funds for GEC to fund the withholding taxes and shall, thereafter, deliver to Plaintiff the remaining cash proceeds and stock, if any.

                  (c) In the event Plaintiff desires to sell his Stock pursuant to an exemption from registration under the Securities Exchange Act of 1933, as amended, and that an opinion of counsel with respect thereto is required by GEC in its sole discretion, GEC shall pay the actual attorneys fees expense incurred for preparation of such opinion to a maximum of $1,000. Plaintiff shall be responsible for any charges or costs above that sum.

                  (d) If at any time prior to the Termination Date the Company proposes to file a registration statement under the Securities Act of 1933 for the purpose of registering the sale by the Company of any Common Stock, other than a registration statement on Form S-4 or S-8 or any successor or equivalent forms, it shall provide Plaintiff with 15 days advance notice of such proposed registration. If Plaintiff notifies the Company in writing within 15 days of the giving of such notice that he desires to include in such registration statement any or all of the Shares issued to Plaintiff hereunder, the Company shall, subject to the terms hereof, use all reasonable efforts to include the Shares in such registration statement.

                           (i) For purposes hereof, the term "Termination Date" shall mean the date that the Company reasonably determines that the Shares may be sold pursuant to Rule 144 under the Securities Act (or any successor provision).

                           (ii) The Company shall be entitled to abandon any
                  registration referred to in this Section 2.(d) at any time, without the consent of the Plaintiff. In the event the sale proposed to be registered is a underwritten public offering, Plaintiff agrees to enter into any reasonable and customary underwriting agreement required by the underwriter(s) in connection with such transaction, which underwriting agreement may contain, if required by the underwriter(s), customary provisions by which the Plaintiff agrees to indemnify the Company



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                  and the underwriter with respect to information provided by the Plaintiff.

                           (iii) Notwithstanding any other provision of this
                  Section 2.(d), if the representative of the Company's underwriters advises the Company in writing that marketing or other factors require limitation on the number of shares to be underwritten, the representative may exclude the Shares from, or limit the number of Shares to be included in, the registration and underwriting. Any Shares so excluded shall continue to be eligible for registration in accordance with the terms of this Section 2.(d) on any subsequent Registration Statement filed by the Company, on the same terms and subject to the same conditions set forth herein.

                           (iv) Plaintiff shall be responsible for, and shall pay to the Company upon request, a pro rata portion, based on the value of the securities to be registered, of the costs of registration, including filing fees, costs of the Company's legal counsel and accounting firm, printing expenses and other reasonable expenses of the registration, to the extent that, and in the amount by which, such pro rata share exceeds $1,000. GEC shall pay the first $1,000 thereof, but the maximum amount GEC shall pay for Plaintiff's account pursuant to the preceding sentence plus any sums paid pursuant to
                  Section 2.(c) above shall be a total of $1,000, and Plaintiff shall be responsible for all sums over and above that amount if Plaintiff elects to take advantage of both provisions. Plaintiff shall also be responsible for all of Plaintiff's own legal and accounting expenses and for commissions or discounts applicable to the sale of the Shares.

                  (e) Nothing in this agreement impacts in any way the parties' individual responsibilities for payment of the fees of the Board of Arbitrators as set forth in the award of the arbitrators.

         3. Termination of Action. Immediately upon receipt of this Agreement, duly executed by Defendants, together with the payment and delivery of documents required as provided hereunder, Plaintiff shall file with the District Court for Arapahoe County a Satisfaction of Judgment in the form attached hereto as Exhibit "B" hereto.

         4. Defendants' Representations. Defendants jointly and severally represent and warrant to Plaintiff:

                  (a) Defendants are duly authorized to enter into this Agreement and to perform the terms and obligations herein contained, and have not assigned, transferred or conveyed,


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         either voluntarily or by operation of law (including, without limitation, by way of having suffered any liens or encumbrances thereon), any of their rights or claims as against Plaintiff, nor any of the rights, claims or obligations being terminated and released hereunder. To the extent that any such claims have, contrary to such representation, heretofore been assigned or transferred, the party having made or suffered such transfer, assignment or conveyance shall, and hereby agrees to, defend, indemnify, and hold Plaintiff harmless from and against any and all claims that may be asserted against Plaintiff by reason of such transfer, assignment or conveyance.

         5. Plaintiff's Representations. Plaintiff represents and warrants to
Defendants:

                  (a) Plaintiff is duly authorized to enter into this Agreement and to perform the terms and obligations herein contained, and has not assigned, transferred or conveyed, either voluntarily or by operation of law (including, without limitation, by way of having suffered any liens or encumbrances thereon), any of its rights or claims as against Defendants, nor any of the rights, claims or obligations being terminated and released hereunder. To the extent that any such claims have, contrary to such representation, heretofore been assigned or transferred, the party having made or suffered such transfer, assignment or conveyance shall, and hereby agrees to, defend, indemnify, and hold Defendants harmless from and against any and all claims that may be asserted against Defendants by reason of such transfer, assignment or conveyance.

         6. Release of Defendants. Plaintiff hereby releases Defendants, and each of them, and their parent, subsidiary and affiliated corporations, officers, directors, stockholders, agents, attorneys, employees, representatives, successors and assigns, jointly and severally, from all claims, demands, acts or omissions, and/or causes of action, known or unknown, suspected or unsuspected, which may now exist or later be discovered, arising from, related to, or connected with the Litigation, the facts and circumstances from which the Litigation arose, or any dispute or relationship between the parties. This release shall not apply to or detract from the obligations of the Defendants to Plaintiff arising under this Agreement.

         7. Release of Plaintiff. Defendants, and each of them, hereby release Plaintiff, and his heirs, executors, administrators, agents, attorneys, representatives, successors and assigns, jointly and severally, from all claims, demands, acts or omissions, and/or causes of action, known or unknown, suspected or unsuspected, which may now exist or later be discovered, arising out of, related to or connected with the Litigation, the facts and circumstances from which the Litigation arose, or any dispute or relationship between the parties. This release shall not apply to


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or detract from the obligations of Plaintiff to Defendants arising under this
Agreement.

         8. Waiver of Civil Code Section 1542. Each of the parties to this Agreement waives the benefits of California Civil Code Section 1542 which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         9. Legal Representation. Each party acknowledges the receipt of the advice of independent legal counsel prior to the execution of this Agreement; that the legal nature and effect of this Agreement has been fully explained to it by counsel; and that each party fully understands the terms and provisions of this Agreement and its nature and effect. Each party further represents that it is relying solely on the advice of its own counsel in executing this Agreement and has not relied on the representation of any other party, except as expressly set forth herein, or of the counsel for any other party. Each party further represents that this Agreement, and the terms hereof, were arrived at after bargaining and negotiation among the parties, and each provision hereof shall be construed as having been drafted by each and all of the parties hereto.

         10. Unknown Damages. There is a risk that subsequent to the execution of this Agreement one party will incur damage or loss which that party deems in some way attributable to the prior actions of the other party or parties, but which are unknown and unanticipated at the time this Agreement is signed. Each party acknowledges and assumes the risk that damages presently known may become progressive, greater or more serious than is now known, expected or anticipated.

         11. Reliance on Known Facts. Each party agrees that if the facts with respect to this Agreement are found hereafter to be different from the facts now believed by such party to be true, that party nevertheless expressly accepts and assumes the risk of such possible difference in facts and agrees that this Agreement is and will remain effective notwithstanding such difference in facts.

         12. Further Acts. The parties to this Agreement shall promptly take such further acts and execute such other documents as shall be necessary to carry out the spirit and letter of this Agreement. Without limiting the generality of the foregoing, in the event any court, county recorder, secretary of state, or other governmental agency may require any additional or different documents or actions in order to effect the purposes contemplated by this Agreement, the parties to this Agreement shall execute the necessary documents and take the necessary steps to comply with those requirements.


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         13. Notice. Unless otherwise provided herein, any notice, offer, exercise of rights or other communication required or permitted to be given hereunder shall be in writing and shall be given by registered or certified mail, confirmed facsimile or telecopy, overnight delivery service such as Federal Express if a receipt is obtained showing delivery, or personal delivery against receipt to the party to whom it is given, at such party's address set forth next below or such other address as such party may hereafter specify by notice to the other parties hereto. Any notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by confirmed telecopy or like transmission, on the date of delivery shown on the receipt when sent by overnight delivery service, or on the date shown on the return receipt for delivery or refusal when given by registered or certified mail. Address and fax numbers for such notice are as follows:

                    If to Plaintiff, to:

                         Mr. John R. King
                         7891 Arrowhead Court
                         Littleton, CO 80124
                         Fax: 303-649-1858

                    With  a copy to:

                         Mr. Thomas B. Buescher
                         Brauer, Buescher, Valentine, Goldhammer & Kelman,
                         P.C.
                         1563 Gaylord Street
                         Denver, Colorado 80206
                         Phone: 303-333-7751
                         Fax: 303-333-7758

                    If to the  Defendants, to:

                         Mr. Greg Gilbert
                         StarTronix International, Inc.
                         2402 Michaelson
                         Suite 160
                         Irvine, CA 92715
                         Phone: 714-474-1700
                         Fax: 714-474-9200

                    With  a copy to:

                         Edward D. Sybesma, Jr., Esq.
                         Rutan & Tucker
                         611 Anton Boulevard
                         Suite 1400
                         Costa Mesa, CA 92626
                         Phone: 714-641-3427
                         Fax: 714-546-9035



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         If delivered by mail, the date of delivery shall be deemed to be five calendar days (including Sundays and holidays) from the date of deposit in the United States mail.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations or agreements among the parties except as set forth herein. No amendment, supplement, modification, waiver, or termination of this Agreement, or any provision hereof, shall be binding unless executed in writing by the party against whom any of the foregoing is sought to be enforced. No waiver of any provision of this Agreement shall constitute a waiver of any other provision (whether similar or not), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided hereunder or in writing signed by the party against whom any such waiver is sought to be enforced.

         15. Counterparts. This Agreement may be executed in counterparts, and each executed counterpart shall be deemed to be a duplicate original of this Agreement.

         16. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties to it.

         17. Attorneys' Fees. If any party breaches any obligation under this Agreement, the non-breaching party (or the prevailing party in the event of any litigation or alternate dispute resolution procedure) shall be entitled to its reasonable expenses, attorneys' fees, and costs incurred in any action taken, with or without litigation, to enforce, work out, or renegotiate the terms of this Agreement, or to remedy or compensate for such breach.

         18. Severability. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





Dated: September 27, 1996                  _____________________________________
                                           John R. King
                                           BY AFFIXING MY SIGNATURE
                                           HERETO, I HEREBY ACKNOWLEDGE
                                           THAT THE SUBJECT OF UNKNOWN
                                           CLAIMS WAS DISCUSSED WITH MY
                                           COUNSEL, AND THAT I UNDERSTAND THAT I
                                           AM RELEASING CLAIMS THAT MAY BE
                                           DISCOVERED IN THE FUTURE WHICH ARISE
                                           OUT OF FACTS OR EVENTS WHICH NOW
                                           EXIST OR HAVE PREVIOUSLY OCCURRED.




Dated: September 27, 1996                  _____________________________________
                                           Robert Sterling
                                           BY AFFIXING MY SIGNATURE
                                           HERETO, I HEREBY ACKNOWLEDGE THAT THE
                                           SUBJECT OF UNKNOWN CLAIMS WAS
                                           DISCUSSED WITH MY COUNSEL, AND THAT I
                                           UNDERSTAND THAT I AM RELEASING CLAIMS
                                           THAT MAY BE DISCOVERED IN THE FUTURE
                                           WHICH ARISE OUT OF FACTS OR EVENTS
                                           WHICH NOW EXIST OR HAVE PREVIOUSLY
                                           OCCURRED.



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                                           StarTronix International, Inc.,
                                           formerly known as Gold Express
                                           Corporation



                                           /s/ Greg Gilbert
Dated:  September 27, 1996                 ------------------------------------
                                           By Greg Gilbert
                                           Its President
                                           BY AFFIXING MY SIGNATURE HERETO, I
                                           HEREBY ACKNOWLEDGE THAT THE SUBJECT
                                           OF UNKNOWN CLAIMS WAS DISCUSSED WITH
                                           MY COUNSEL, AND THAT I UNDERSTAND
                                           THAT I AM RELEASING CLAIMS THAT MAY
                                           BE DISCOVERED IN THE FUTURE WHICH
                                           ARISE OUT OF FACTS OR EVENTS WHICH
                                           NOW EXIST OR HAVE PREVIOUSLY
                                           OCCURRED.



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